UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2025

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 McKinney Street, Suite 2300

Houston, Texas 77010

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on June 26, 2025, MRC Global Inc., a Delaware corporation (“MRC Global” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DNOW Inc., a Delaware corporation (“DNOW”), Buck Merger Sub, Inc., a Delaware corporation and a wholly-owned, direct subsidiary of DNOW (“Merger Sub”), and Stag Merger Sub, LLC, a Delaware limited liability company and a wholly-owned, direct subsidiary of DNOW (“LLC Sub”). The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, (1) Merger Sub will be merged with and into MRC Global (the “First Merger”), with MRC Global continuing as the surviving corporation in the First Merger (the time the First Merger becomes effective, the “Effective Time”) and (2) immediately following the First Merger, MRC Global will be merged with and into LLC Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with LLC Sub continuing as the surviving company at the effective time of the Second Merger as a wholly-owned, direct subsidiary of DNOW. The Mergers and the other transactions contemplated by the Merger Agreement are herein referred to as the “Transactions.”

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 9, 2025, the Company held a special meeting of stockholders of the Company (the “Special Meeting”) at the offices of MRC Global located at 1301 McKinney Street, Houston, Texas 77010 to vote upon the following matters: (i) a proposal to approve and adopt the Merger Agreement and the Transactions (the “Merger Proposal”), (ii) a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Mergers (the “Compensation Advisory Proposal”) and (iii) a proposal to approve the adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). Prior to the Special Meeting, the Company delivered a definitive joint proxy statement/prospectus (the “Proxy Statement”) to its stockholders describing the Special Meeting, the Merger Proposal, the Compensation Advisory Proposal, the Adjournment Proposal, the Transactions and related information. The Proxy Statement was filed with the U.S. Securities and Exchange Commission on August 5, 2025.

As disclosed in the Proxy Statement, as of the close of business on August 5, 2025, the record date for the Special Meeting, there were 85,084,457 shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), issued and outstanding. Each issued and outstanding share of Company Common Stock entitled its holder of record to one vote on each matter to be considered at the Special Meeting. At the Special Meeting, 76,301,513 shares of Company Common Stock eligible to vote were present during the Special Meeting or represented by proxy, constituting a quorum.

At the Special Meeting, the Company’s stockholders approved the Merger Proposal, the Compensation Advisory Proposal and the Adjournment Proposal (each of which is more fully described in the Proxy Statement) by the affirmative vote of the number of shares of Company Common Stock required to approve such proposals.

The results of the Company stockholder votes taken at the Special Meeting, by proposal, were as follows:

Proposal 1 – Merger Proposal

For	Against	Abstentions
75,749,444	132,446	419,623

Proposal 2 – Compensation Advisory Proposal

For	Against	Abstentions
68,719,929	7,480,608	100,976

Proposal 3 – Adjournment Proposal

For	Against	Abstentions
72,807,439	3,424,356	69,718

As there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal, the Adjournment Proposal was presented at the Special Meeting but not needed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2025

MRC GLOBAL INC.

By:	/s/ Kelly Youngblood
Kelly Youngblood
Executive Vice President and Chief Financial Officer